Exhibit 23

Deloitte &
 Touche LLP
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                    250 East Fifth Street         Telephone: (513) 784-7100
                    P.O. Box 5340
                    Cincinnati, Ohio 45201-5340


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of The Procter & Gamble Company on Form S-8 of our reports dated August 8, 1996 and October 3, 1996 incorporated by reference in the Annual Report on Form 10-K of The Procter & Gamble Company for the year ended June 30, 1996 and appearing in the Annual Report on Form 11-K of the Profit Sharing Retirement Plan of The Procter & Gamble Commercial Company for the year ended June 30, 1996, respectively. We also consent to the reference to us under the heading "Experts" in this Registration Statement.


/s/DELOITTE & TOUCHE LLP
Cincinnati, Ohio
October 11, 1996














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Deloitte Touche
Tohmatsu
International
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